UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2012

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan		48111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The annual meeting of stockholders of Visteon Corporation (the “Company”) was held on June 14, 2012.

(b)	At the annual meeting, the stockholders elected the Company’s seven nominees for director to serve for a one-year term beginning at the 2012 annual meeting and expiring at the 2013 annual meeting of stockholders. The stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012, approved the Company’s executive compensation and voted in favor of providing an advisory vote on the Company’s executive compensation annually. The final voting results are set forth below.

(1)	Election of directors (majority voting):

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Duncan H. Cocroft	37,294,030	1,817,318	1,700,972	6,920,538
Kevin I. Dowd	39,929,598	879,884	2,838	6,920,538
Jeffrey D. Jones	37,690,041	1,421,110	1,701,169	6,920,538
Timothy D. Leuliette	37,487,602	1,623,486	1,701,232	6,920,538
Robert Manzo	40,483,667	326,049	2,604	6,920,538
Donald J. Stebbins	33,402,757	5,709,178	1,700,385	6,920,538
Harry J. Wilson	40,156,597	653,189	2,534	6,920,538

(2)	Ratification of the appointment of Ernst & Young LLP:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
47,677,255	53,305	2,298	N/A

(3)	Provide advisory approval of the Company’s executive compensation:

Shares For	Shares Against	Shares Abstain	Broker Non-Votes
37,298,293	973,305	2,540,722	6,920,538

(4)	Provide an advisory vote on the frequency of advisory vote on executive compensation:

One-Year	Two-Years	Three-Years	Shares Abstain
38,523,060	11,293	2,265,174	12,793

(d)	Consistent with the voting results above, the Company intends to include the advisory vote on the Company’s executive compensation in its proxy materials annually until the next required vote on the frequency of shareholder votes on executive compensation is proposed and evaluated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 18, 2012	By:	/s/ Michael K. Sharnas
Michael K. Sharnas
Vice President and General Counsel

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